 January 21, 2013

Securities and Exchange Commission

100 F Street NE

Washington D.C. 20549

United States

Dear Sirs/Madams:

Computer Graphics International Inc.; Commission File Number 000-51824

We have read Item 4.01 of the Current Report Form 8-K to be filed by Computer Graphics International Inc. on January 21, 2013 regarding our resignation, and have the following comments :-

1)	We agree with the statements made as they pertain to our firm.

2)	We have no basis on which to agree or disagree with any other statements made in Item 4.01.

Yours truly,

Clement C.W. Chan & Co.